EXHIBIT 4.7

              RESOLUTIONS OF THE BOARD OF DIRECTORS
         OF FHP INTERNATIONAL CORPORATION (the "Company")



FHP International Corporation 401(k) Plan and PAYSOP

          WHEREAS, the Company and certain other employers previously maintained the FHP International Corporation Employee
Stock Ownership Plan (the "ESOP");

          WHEREAS, in accordance with the Amended and Restated Agreement and Plan of Reorganization, dated as of November 11, 1996 (the "Reorganization Agreement"), by and among N-T Holdings, Inc. ("PacifiCare Holdings"), PacifiCare Health Systems, Inc., Neptune Merger Corp., the Company and Tree Acquisition Corp. ("Tree"), Tree merged into the Company effective as of the effective time of the mergers (the "Closing"), and the Company survived such merger;

          WHEREAS, upon the Closing, the ESOP received cash, shares of PacifiCare Holdings Class A Common Stock, par value $.01 per share ("PacifiCare Holdings Class A Common Stock"), and shares of Holdings Class B Common Stock, par value $.01 per share ("PacifiCare Holdings Class B Common Stock"), and following the Closing, will receive rights to purchase Talbert Medical Management Holdings Corporation ("Talbert") Common Stock,
$.01 par value ("Talbert Rights") in exchange for the shares of FHP International Corporation Common Stock, $.05 par value, held by the ESOP;

          WHEREAS, upon the Closing, the name of PacifiCare
Holdings was changed to "PacifiCare Health Systems, Inc.";

          WHEREAS, upon the Closing, The FHP International
Corporation PAYSOP (the "PAYSOP") was established by a "spinoff" from the ESOP; and

          WHEREAS, upon the Closing, the ESOP was converted to a profit sharing plan (the "401(k) Plan") and renamed "The FHP
International Corporation 401(k) Savings Plan".

Amendment of the PAYSOP

          WHEREAS, the PAYSOP holds shares of PacifiCare
Holdings Class A Common Stock and shares of PacifiCare
Holdings Class B Common Stock, and will hold Talbert
Rights and shares of Talbert Common Stock, $.01 par value
("Talbert Common Stock"); and

          WHEREAS, certain participants in the PAYSOP will be able to direct Wells Fargo Bank, N.A., the trustee of the PAYSOP, with respect to the exercise or sale of the Talbert Rights credited to their accounts under the PAYSOP.

          RESOLVED, that, effective upon the Closing, the PAYSOP is hereby amended to provide that the PAYSOP may hold shares of PacifiCare Holdings Class A Common Stock, shares of PacifiCare Holdings Class B Common Stock, Talbert Rights and shares of Talbert Common Stock.

          RESOLVED, FURTHER, that, effective upon the issuance of the Talbert Rights to the PAYSOP, the PAYSOP is hereby amended to provide that a participant in the PAYSOP shall be provided the opportunity to direct the exercise or sale of some or all of the Talbert Rights credited to such participant's account under the PAYSOP in accordance with the procedures specified by the Committee responsible for the administration of the PAYSOP; provided, however, that a physician in a position to make referrals to Talbert Health Services Corporation shall not be provided the opportunity to direct the exercise of the Talbert Rights credited to such participant's account under the PAYSOP, and the Talbert Rights credited to such participant's account under the PAYSOP shall be sold by the PAYSOP if the Talbert Rights have value at the time of the sale.

          RESOLVED, FURTHER, that, effective upon the issuance of the Talbert Rights to the PAYSOP, the PAYSOP is hereby amended to provide that, except as otherwise provided below, a participant in the PAYSOP entitled to direct the exercise or sale of the Talbert Rights credited to such participant's account under the PAYSOP may make such direction in accordance with the PAYSOP's telephonic procedure not later than 1:00 p.m. Pacific Time on May 13, 1997, and that, in the case of a participant who fails to make a timely direction in accordance with such telephonic procedure, the Talbert Rights credited to such participant's account shall be sold by the PAYSOP if the Talbert Rights have value at the time of the sale.

          RESOLVED, FURTHER, that, effective upon the issuance of the Talbert Rights to the PAYSOP, the PAYSOP is hereby amended to provide that a participant in the PAYSOP who is resident in Guam and is entitled to direct the exercise or sale of the Talbert Rights credited to such participant's account under the PAYSOP may make such direction in accordance with the PAYSOP's written direction procedure, provided such written direction is received by the Human Resources Department not later than May 8, 1997, and that, in the case of such a participant who fails to make a timely written direction in accordance with such procedure, the Talbert Rights credited to such participant's account shall be sold by the PAYSOP if the Talbert Rights have value at the time of the sale.

          RESOLVED, FURTHER, that, effective upon the issuance of the Talbert Rights to the PAYSOP, the PAYSOP is hereby amended to provide that in the case of a participant who directs the exercise of some or all of the Talbert Rights credited to such participant's account under the PAYSOP, the other investments credited to such participant's account (other than the investments in PacifiCare Holdings Class A Common Stock and PacifiCare Holdings Class B Common Stock) shall be liquidated proportionately to the extent necessary to provide the exercise price with respect to the Talbert Rights to be exercised, and, in the event all of such investments are liquidated, the investments in PacifiCare Holdings Class
A Common Stock and PacifiCare Holdings Class B Common Stock shall be liquidated to the extent necessary to provide such exercise price.

          RESOLVED, FURTHER, that, effective upon the issuance of the Talbert Rights to the PAYSOP, the PAYSOP is hereby amended to provide that the Talbert Rights to be sold by the PAYSOP shall be sold during the five trading days beginning on May 14, 1997 and ending on May 20, 1997 if the Talbert Rights have value at the time of the sale, and each Talbert Right sold shall be treated as having been sold for the average sale price (net of selling expenses) of the Talbert Rights sold by the PAYSOP and the 401(k) Plan.

          RESOLVED, FURTHER, that, effective upon the issuance of the Talbert Rights to the PAYSOP, the PAYSOP is hereby amended to provide that the proceeds from the sale of the Talbert Rights credited to a participant's account under the PAYSOP shall be credited to such participant's account and shall be invested in the American Express Trust Income Fund I under the PAYSOP.

          RESOLVED, FURTHER, that, effective upon the issuance of the Talbert Rights to the PAYSOP, the PAYSOP is hereby amended to provide that the Talbert Rights held as unallocated forfeitures under the PAYSOP shall be sold by the PAYSOP if the Talbert Rights have value at the time of the sale.

          RESOLVED, FURTHER, that the Company's officers be, and each hereby is, authorized and directed to execute any documents and to take any actions as may be necessary to carry out the purposes of these resolutions.

Amendment of 401(k) Plan

          WHEREAS, the 401(k) Plan holds shares of PacifiCare
Holdings Class A Common Stock and shares of PacifiCare Holdings
Class B Common Stock, and will hold Talbert Rights and shares of Talbert Common Stock; and

          WHEREAS, certain participants in the 401(k) Plan will be able to direct Wells Fargo Bank, N.A., the trustee of the 401(k) Plan, with respect to the exercise or sale of the Talbert
Rights credited to their accounts under the 401(k) Plan.

          RESOLVED, that, effective upon the Closing, the 401(k) Plan is hereby amended to provide that the 401(k) Plan may hold shares of PacifiCare Holdings Class A Common Stock, shares of PacifiCare Holdings Class B Common Stock, Talbert Rights and shares of Talbert Common Stock.

          RESOLVED, FURTHER, that, effective upon the issuance of the Talbert Rights to the 401(k) Plan, the 401(k) Plan is hereby amended to provide that a participant in the 401(k) Plan shall be provided the opportunity to direct the exercise or sale of some or all of the Talbert Rights credited to such participant's account under the 401(k) Plan in accordance with the procedures specified by the Committee responsible for the administration of the 401(k) Plan; provided, however, that, a physician in a position to make referrals to Talbert Health Services Corporation shall not be provided the opportunity to direct the exercise of the Talbert Rights credited to such participant's account under the 401(k) Plan, and the Talbert Rights credited to such participant's account under the 401(k) Plan shall be sold by the 401(k) Plan if the Talbert Rights have value at the time of the sale.

          RESOLVED, FURTHER, that, effective upon the issuance of the Talbert Rights to the 401(k) Plan, the 401(k) Plan is hereby amended to provide that, except as otherwise provided below, a participant in the 401(k) Plan entitled to direct the exercise or sale of the Talbert Rights credited to such participant's account under the 401(k) Plan may make such direction in accordance with the 401(k) Plan's telephonic procedure not later than 1:00 p.m. Pacific Daylight Time on May 13, 1997, and that, in the case of a participant who fails to make a timely direction in accordance with such telephonic procedure, the Talbert Rights credited to such participant's account shall be sold by the 401(k) Plan if the Talbert Rights have value at the time of the sale.

          RESOLVED, FURTHER, that, effective upon the issuance of the Talbert Rights to the 401(k) Plan, the 401(k) Plan is hereby amended to provide that a participant in the 401(k) Plan who is resident in Guam and is entitled to direct the exercise or sale of the Talbert Rights credited to such participant's account under the 401(k) Plan may make such direction in accordance with the 401(k) Plan's written direction procedure, provided such written direction is received by the Human Resources Department not later than May 8, 1997, and that, in the case of such a participant who fails to make a timely written direction in accordance with such procedure, the Talbert Rights credited to such participant's account shall be sold by the 401(k) Plan if the Talbert Rights have value at the time of the sale.

          RESOLVED, FURTHER, that, effective upon the issuance of the Talbert Rights to the 401(k) Plan, the 401(k) Plan is hereby amended to provide that in the case of a participant who directs the exercise of some or all of the Talbert Rights credited to such participant's account under the 401(k) Plan, the other investments credited to such participant's account (other than the investments in PacifiCare Holdings Class A Common Stock and PacifiCare Holdings Class B Common Stock) shall be liquidated proportionately to the extent necessary to provide the exercise price with respect to the Talbert Rights to be exercised and, in the event all of such investments are liquidated, the investments in PacifiCare Holdings Class A
Common Stock and PacifiCare Holdings Class B Common Stock shall be liquidated to the extent necessary to provide such exercise price.

          RESOLVED, FURTHER, that, effective upon the issuance of the Talbert Rights to the 401(k) Plan, the 401(k) Plan is hereby amended to provide that the Talbert Rights to be sold by the 401(k) Plan shall be sold during the five trading days beginning on May 14, 1997 and ending on May 20, 1997 if the Talbert Rights have value at the time of the sale, and each Talbert Right sold shall be treated as having been sold for the average sale price (net of selling expenses) of the Talbert Rights sold by the 401(k) Plan and the 401(k) Plan.

          RESOLVED, FURTHER, that, effective upon the issuance of the Talbert Rights to the 401(k) Plan, the 401(k) Plan is hereby amended to provide that the proceeds from the sale of the Talbert Rights credited to a participant's account under the 401(k) Plan shall be credited to such participant's account and shall be invested in accordance with such participant's existing investment directions applicable to new contributions, and if there are no such directions, in the American Express Trust Income Fund I under the 401(k) Plan if the Talbert Rights have value at the time of the sale.

          RESOLVED, FURTHER, that, effective upon the issuance of the Talbert Rights to the 401(k) Plan, the 401(k) Plan is hereby amended to provide that the Talbert Rights held as unallocated forfeitures under the 401(k) Plan shall be sold by the 401(k) Plan if the Talbert Rights have value at the time of the sale.

          RESOLVED FURTHER, that the Board of Directors hereby authorizes the Company's executive officers, to do or cause to be done, any acts or things, to make, execute, and deliver, or to cause to be made, executed, and delivered any agreements, assignments, documents, instruments, applications, regulatory filings or undertakings, certificates or payments, in the name and on behalf of the Company as such officers, in their discretion, deem necessary, appropriate, or advisable to effectuate or carry out the purposes and intent of the foregoing resolutions and any and all transactions contemplated thereby.

          RESOLVED, FURTHER, that the resolutions adopted by this unanimous written consent shall be effective as of February 14, 1997.

          IN WITNESS WHEREOF, the undersigned have executed this Unanimous Written Consent and this Unanimous Written Consent shall have the same effect as actions taken at a duly held meeting.

/s/  Alan Hoops
Alan Hoops

/s/  Wayne Lowell
Wayne Lowell

/s/  Joseph Konowiecki
Joseph Konowiecki


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